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                                                                    EXHIBIT 99.3

                GREENPOINT MANUFACTURED HOUSING CONTRACT TRUST
                           PASS THROUGH CERTIFICATES
                                 SERIES 1999-2
                   January 1, 1999 through December 31, 1999


                                              Class A-1         Class A-2
                                            -------------     --------------
1999 Distribution Allocable to Principal    15,214,254.83               0.00
1999 Distributions Allocable to Interest     3,930,801.88       4,555,083.32
12/31/99 Remaining Principal Balance        74,423,177.17     100,000,000.00


Number and aggregate remaining principal balance of Contracts with payments delinquent:


   Days Delinquent       Number      Aggregate Remaining Principal Balance
   ---------------       ------      -------------------------------------
      31 - 59              113                 4,870,240.21
      60 - 89               21                   986,247.18
     90 or more             46                 1,945,677.80


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
Aggregate amount of servicing fees and expenses payable out of the trust for 1999:           1,528,937.29

The number of contracts that were repurchased or replaced during 1999                                   4

1999 Aggregate Principal Balance of All Contracts repossessed or foreclosed upon             5,848,514.21

The balance in the Reserve Account as of 12/31/99                                                    0.00

1999 Cumulative Realized Losses                                                              1,374,346.74

The amount of any outstanding Monthly Advance Amount as of 12/31/99                            234,986.93

1999 amounts deposited to Reserve Account                                                            0.00

The pool scheduled principal balance, expressed as a percentage                                91.9771879%
     of the Cut-Off Date pool principal balance

The number of Manufactured Homes Currently held by the Servicer due to Repossessions                   81
    and the aggregate principal balance of the related defaulted Contracts                   3,153,208.53
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